LaserSight Announces Change In Management

    WINTER PARK, Fla., Sept. 12 /PRNewswire-FirstCall/ -- LaserSight Incorporated (OTC Bulletin Board: LASEE) announced today that Mr. Richard R. Confessore will no longer serve as the Company's Chief Financial Officer and Corporate Secretary. Mr. Confessore joined the Company on April 21, 2003.

    LaserSight(R) is a leading supplier of quality technology solutions for laser vision correction and has pioneered its patented precision microspot scanning technology since it was introduced in 1992.

    This press release contains forward-looking statements regarding future events and future performance of the Company, including statements with respect to regulatory approvals and commercialization of products, all of which involve risks and uncertainties that could materially affect actual results. Such statements are based on Management's current expectations and actual results could differ materially. Investors should refer to documents that the Company files from time-to-time with the Securities and Exchange Commission for a description of certain factors that could cause the actual results to vary from current expectations and the forward looking statements contained in this press release. Such filings include, without limitation, the Company's Form 10-K, Form 10-Q and Form 8-K reports.

     For additional information please contact:
     LaserSight Incorporated
     6903 University Blvd
     Winter Park, FL 32792
     (407) 678-9900

     Visit us on the Internet at www.lase.com

SOURCE  LaserSight Incorporated
    -0-                             09/12/2003
    /CONTACT:  LaserSight Incorporated, +1-407-678-9900/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20020514/LASELOGO /
    /Web site:  http://www.lase.com /
    (LASE LASEE)

CO:  LaserSight Incorporated
ST:  Florida
IN:  MTC OTC
SU:  PER